SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2011

SOLO INTERNATIONAL, INC.
 (Exact name of Company as specified in its charter)

Nevada	000-52791	68-0680819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Suite 2500 1155 Boul Rene-Levesque West, Montreal, Quebec H3B 2K4
(Address of principal executive offices)
Phone: (514) 395-2181
(Company’s Telephone Number)

Copy of all Communications to:
Carrillo Huettel, LLP
3033 Fifth Avenue, Suite 400
San Diego, CA 92103
Phone: 619.546.6100
Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SOLO INTERNATIONAL, INC.
Form 8-K
Current Report

ITEM 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2011, Solo International, Inc., a Nevada corporation (the “Company”), through its wholly-owned recently incorporated subsidiary, whose name is still pending with the Quebec Registraire des Enterprises,  (the “Optionee”), entered into that certain Property Option Agreement (the “Option Agreement") with 9228-6202 Quebec Inc., a Quebec corporation (the “Optionor”).  Pursuant to the Option Agreement, Optionor shall grant to Optionee the exclusive option (the “Option”) to acquire an undivided 100% right, title and interest in and to certain mineral claims located in Portland Township, Outaouais, Quebec (the “Property”), subject to a royalty reserved to the Optionor.

To fully exercise the Option and acquire an undivided 100% right, title and interest in and to the Property, the Optionee must: 1) pay an aggregate sum of two hundred five thousand dollars ($205,000) to Optionor (the “Cash Payments”); 2) incur an aggregate of at least sixty-five thousand dollars ($65,000) of expenditures on or with respect to the Property (the “Expenditures”); and 3) issue to Optionor an aggregate number of restricted shares of common stock of the Company (the “Stock Issuances”) equal to twenty thousand US dollars ($20,000), as further set forth in the Option Agreement.  The Cash Payments, Expenditures and Stock Issuances are herein collectively referred to as the “Option Price” and shall be paid as follows:

Cash Payments:  The Optionee shall pay the Cash Payments to Optionor in the following amounts and by the dates described below:

i.	$50,000 within 2 business days of the execution of this Option Agreement (the “First Option Payment”);
ii.	$70,000 within 30 days following the First Option Payment (the “Second Option Payment”);
iii.	$70,000 within 30 days following the Second Option Payment (the “Third Option Payment”);
iv.	$15,000 within 30 days following the Third Option Payment (the “Fourth Option Payment”);

Expenditures:  The Optionee shall incur Expenditures on or with respect to the Property in the following amounts and by the dates described below:

i.	Incurring exploration expenditures on the Property of not less than $65,000 prior to the first anniversary of the execution of the Option Agreement;

Stock Issuances: The Optionee shall issue an aggregate number of restricted shares of common stock of the Company equal to twenty thousand US dollars ($20,000) pursuant to the terms and conditions of the Option Agreement.

Upon satisfaction of the foregoing terms and conditions, the Optionee will have fully exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject to certain royalties reserved to Optionor per the terms of the Option Agreement, and in and to any resulting mineral permits or leases. If the Optionee fails to deliver or pay the Option Price within the time periods set forth above, the Option and the Option Agreement shall terminate 30 days after Optionor provides written notice to the Optionee of such failure, during which time the Optionee may deliver or pay the consideration overdue and therefore maintain the Option in good standing.  As of the date of this Current Report on Form 8-K (the “Current Report”), the Optionee has made an initial cash payment of $50,000 to Optionor.

The foregoing summary description of the terms of the Option Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Option Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

ITEM 3.02           UNREGISTERED SHARES OF EQUITY SECURITIES

The information set forth above in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Option Agreement by and between the Company and 9228-6202 Quebec Inc., dated November 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO INTERNATIONAL, INC.
Date: November 22, 2011	By: /s/ Michel Plante
Michel Plante
President